Exhibit 10.5

CONSULTING AGREEMENT

THIS AGREEMENT made as of the 29th day of January, 2015.

B E T W E E N :

TRIBUTE PHARMACEUTICALS CANADA INC. (the "Corporation")

- and -

LMT FINANCIAL INC.  ("LMT")

- and –

ARNOLD TENNEY

WHEREAS the Company wishes to retain Arnold Tenney, through his consulting company LMT as an independent consultant ("Consultant") to the Corporation effective January 1, 2015 ("Effective Date") and pursuant to the terms set forth herein;

The parties hereto agree as follows:

1.
The Corporation agrees to issue 200,000 options to the Consultant which options will have a term of five (5) years and will be exercisable at an exercise price of Cdn$0.62 which options will vest in full on January 4, 2016 and which shall be governed by the terms of the Company's stock option plan.

2.
The terms contained herein supersede and replace all prior negotiations and/or agreements made between the parties, whether oral or written and shall constitute the entire agreement between the parties with respect to all matters relating to the appointment of Arnold Tenney, through LMT, as a Consultant, and the execution of this agreement has not been induced by, nor do any of the parties hereto rely upon or regard as material any representations or writings whatsoever not incorporated into and made a part of this letter.  This agreement shall not be amended, altered or modified except in writing signed by the parties.

Scope of Work

3.
In his role as principal of the Consultant, Arnold Tenney shall render advice and assistance to the Corporation on business related matters and in connection therewith shall assist the Corporation with financial advisory services including, without limitation, identifying and evaluating prospective business opportunities.

Term and Termination

4.	The Consultant shall be retained as a Consultant of the Corporation for a term of one year from the Effective Date of this agreement.

5.
The Corporation, with the consent of the Consultant, may terminate this Agreement at any time by providing the Consultant with thirty (30) days written Notice.  Such termination may include a provision for the Corporation to hire Arnold Tenney under a new agreement as an employee of the Corporation.

6.	The Consultant may terminate this agreement on giving thirty (30) days prior notice of termination, which may be waived in whole or in part in the sole discretion of the Corporation.

Relationship of the Parties

7.
This agreement shall not constitute an employer-employee relationship.  It is the intention of each party that the Consultant shall be an independent contractor and not an employee of the Corporation.  The Consultant shall not have the authority to act as an agent of the Corporation except when such authority is specifically delegated to the Consultant by the Corporation.

General

8.	Both parties acknowledge that they have received independent legal advice relating to this Agreement prior to signing the same and have received an executed copy hereof.

9.
This agreement shall be governed by and construed in accordance with the laws of the province of Ontario and the federal laws of Canada applicable therein.  The Corporation, LMT and Arnold Tenney irrevocably attorn to the non-exclusive jurisdiction of the courts of the province of Ontario.

10.	This agreement shall not be assigned by either party without the prior written consent of the other party.

11.
This Agreement may be executed by the parties in counterparts. Each such counterpart shall be an original and together shall constitute but one and the same document. The parties acknowledge that executed counterparts of this Agreement may be delivered by a facsimile transmission or other comparable means.

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IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the day first written above.

SIGNED, SEALED AND DELIVERED in the presence of

TRIBUTE PHARMACEUTICALS CANADA INC.

Per:	/s/ Rob Harris
Name: Rob Harris
Title: President and CEO

LMT FINANCIAL INC.

Per:	/s/ Arnold Tenney
Name: Arnold Tenney
Title: President
I have authority to bind the Corporation

/s/ Lana Tenney	/s/ Arnold Tenney
Witness	Per: Arnold Tenney